Exhibit 4.8.81 - Document List - LIST OF HEATING VENTILATION DRAWINGS 1

Drawing List	Page 1	Total 4
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.	D Wen-558-1-HV-1/4-4/4	Project No.	Q558
Project Title	New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited	Sub-project Title	Air conditioning and Ventilation	Design Item	Heating Ventilation HVAC/Secondary Construction Design
Drawing No.	Drawing Title	Size	Remark
D Wen-1-558-HV-1/4-4/4	DRAWING LIST	A4	Drawing No. of Design Consultant:E Wen05-061305-1-1/4-4/4
D Wen-2-558-HV-1/12-12/12	DESIGN AND CONSTRUCTION DESCRIPTION	A4	Drawing No. of Design Consultant:E Wen05-061305-2-1/12-12/12
D Wen-3-558-HV-1/24-24/24	EQUIPMENT LIST	A3	Drawing No. of Design Consultant:E Wen05-061305-2-1/25-25/25
D Wen-4-558-HV-1/6-6/6	MATERIAL LIST	A4	Drawing No. of Design Consultant:E Wen05-061305-4-1/10-10/10
D-558-2-HV-01	K1X FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-6
D-558-2-HV-02	K11 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-7
D-558-2-HV-03	K12 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-8
D-558-2-HV-04	K13 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-9
D-558-2-HV-05	K14 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-10
D-558-2-HV-06	K15 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-11
D-558-2-HV-7	K2X FLOW CHART OF AIR CONDITIONING SYSTEM	A1	Drawing No. of Design Consultant:E05-061305-12
D-558-2-HV-8	K21 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-13
D-558-2-HV-9	K22 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-14
D-558-2-HV-10	K23 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-15
D-558-2-HV-11	K24 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-16
D-558-2-HV-12	K25 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-17
D-558-2-HV-13	K3X FLOW CHART OF AIR CONDITIONING SYSTEM	A1	Drawing No. of Design Consultant:E05-061305-18
D-558-2-HV-14	K31 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-19
D-558-2-HV-15	K32 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-20
D-558-2-HV-16	K33 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-21
D-558-2-HV-17	K34 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-22
D-558-2-HV-18	K41 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-23
D-558-2-HV-19	K51 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-24
D-558-2-HV-20	K52 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-25
D-558-2-HV-21	K61 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-26
D-558-2-HV-22	K62 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-27
D-558-2-HV-23	K71 FLOW CHART OF AIR CONDITIONING SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-28
D-558-2-HV-24	L1 L2 FLOW CHART OF COOLING WATER SYSTEM	A1	Drawing No. of Design Consultant:E05-061305-29/E05-061305-30
D-558-2-HV-25	FLOW CHART OF COOLING WATER SYSTEM	A2	Drawing No. of Design Consultant:E05-061305-2-8/8
D-558-2-HV-26	SCHEMATIC DIAGRAM OF COLD WATER TANK	A2	Drawing No. of Design Consultant:E05-061305-31
D-558-2-HV-27	K11 K12 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A2	Drawing No. of Design Consultant:E05-061305-32
D-558-2-HV-28	K13 K14 K15 LIST OF PARAMETER INDICES IN VENTILATING AND AIR CONDITIONING DESIGN ROOM	A2	Drawing No. of Design Consultant:E05-061305-33
Project Principal	Checked by	Authorized by	Date	2009.05.15